UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2009

MARINE PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Piedmont Road, NE, Atlanta, Georgia 30324
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Executive Officer Compensation

In accordance with a previously disclosed Performance-Based Compensation Agreement (the “Agreement”) dated January 23, 2008, between Chaparral Boats, Inc. (“Chaparral”) and James A. Lane, Jr., Mr. Lane receives a base salary of $67,841 per year and an annual cash bonus of 10 percent of pre-tax profits (as defined) of Chaparral.  On July 28, 2009, the Compensation Committee of the Board of Directors of Marine Products Corporation (the “Company”) approved modifications of the Agreement effective August 1, 2009, resulting in (1) an increase in Mr. Lane’s base salary to $250,000 per year, and (2) corresponding reductions in potential future bonus payments.  Under these modifications, the Company will reduce any future bonuses under the Agreement which may otherwise be payable to Mr. Lane by the cumulative amount of increase in the base salary paid to Mr. Lane.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation

Date: July 31, 2009	/s/ Ben M. Palmer
Ben M. Palmer
Vice President, Chief Financial Officer and Treasurer